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                                DOLE FOOD COMPANY, INC.







                           1991 STOCK OPTION AND AWARD PLAN
                    (AS AMENDED AND RESTATED THROUGH JULY 31, 1997)


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                               DOLE FOOD COMPANY, INC.
                           1991 STOCK OPTION AND AWARD PLAN
                   (AS AMENDED AND RESTATED THROUGH JULY 31, 1997)

                                  TABLE OF CONTENTS


    I.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 1

          1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . 1

    II.   GENERAL AND ADMINISTRATIVE PROVISIONS. . . . . . . . . . . . . 5

          2.1    Purpose . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.2    Administration. . . . . . . . . . . . . . . . . . . . . 5
          2.3    Participation . . . . . . . . . . . . . . . . . . . . . 6
          2.4    Stock Subject to this Plan. . . . . . . . . . . . . . . 6
          2.5    Grant and Maximum Term of Awards. . . . . . . . . . . . 7
          2.6    Exercise of Awards. . . . . . . . . . . . . . . . . . . 7

    III.  OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

          3.1    Grants. . . . . . . . . . . . . . . . . . . . . . . . . 7
          3.2    Option Price. . . . . . . . . . . . . . . . . . . . . . 7
          3.3    Option Period . . . . . . . . . . . . . . . . . . . . . 8
          3.4    Exercise of Options . . . . . . . . . . . . . . . . . . 8
          3.5    Limitations on Grant of Incentive Stock Options . . . . 8

    IV.   STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . . . 9

          4.1    Grants. . . . . . . . . . . . . . . . . . . . . . . . . 9
          4.2    Exercise of Stock Appreciation Rights . . . . . . . . .10
          4.3    Payment . . . . . . . . . . . . . . . . . . . . . . . .10

    V.    RESTRICTED STOCK AWARDS. . . . . . . . . . . . . . . . . . . .11

          5.1    Grants. . . . . . . . . . . . . . . . . . . . . . . . .11
          5.2    Restrictions. . . . . . . . . . . . . . . . . . . . . .11

    VI.   PERFORMANCE SHARE AWARDS . . . . . . . . . . . . . . . . . . .11

          6.1    Grants. . . . . . . . . . . . . . . . . . . . . . . . .11
          6.2    Section 162(m) Performance-Based Share Awards . . . . .12


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    VII.  STOCK UNITS. . . . . . . . . . . . . . . . . . . . . . . . . .13

          7.1    Grants. . . . . . . . . . . . . . . . . . . . . . . . .13
          7.2    Other Provisions. . . . . . . . . . . . . . . . . . . .13

    VIII. OTHER PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .14

          8.1    Rights of Eligible Employees, Participants
                 and Beneficiaries . . . . . . . . . . . . . . . . . . .14
          8.2    Adjustments Upon a Reorganization or Changes
                 in Capitalization . . . . . . . . . . . . . . . . . . .15
          8.3    Effect of Termination of Employment . . . . . . . . . .17
          8.4    Acceleration of Awards Upon an Event; Other
                 Changes in Awards . . . . . . . . . . . . . . . . . . .18
          8.5    Compliance; Government Regulations. . . . . . . . . . .18
          8.6    Tax Withholding.. . . . . . . . . . . . . . . . . . . .19
          8.7    Amendment, Termination and Suspension.. . . . . . . . .19
          8.8    Privileges of Stock Ownership; Nondistributive Intent .20
          8.9    Effective Date of this Plan . . . . . . . . . . . . . .20
          8.10   Term of this Plan . . . . . . . . . . . . . . . . . .  21
          8.11   Governing Law . . . . . . . . . . . . . . . . . . . .  21
          8.12   Limitations as to Executive Officers. . . . . . . . . .21
          8.13   Captions. . . . . . . . . . . . . . . . . . . . . . . .22
          8.14   No Fractional Interest. . . . . . . . . . . . . . . . .22
          8.15   Non-Exclusivity of Plan.. . . . . . . . . . . . . . . .22


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                               DOLE FOOD COMPANY, INC.
                           1991 STOCK OPTION AND AWARD PLAN
                   (as amended and restated through July 31, 1997)


I.  DEFINITIONS.

    1.1  DEFINITIONS.

         (a) "AWARD" shall mean an Option (which may be designated as a Nonqualified Stock Option or an Incentive Stock Option and which may include as an incident thereto Stock Units), a Stock Appreciation Right, a Deferred Stock Alternative, a Restricted Stock Award or Performance Share Award, in each case granted under this Plan.

         (b) "AWARD AGREEMENT" shall mean a written agreement setting forth the terms of an Award.

         (c) "AWARD DATE" shall mean the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee.

         (d) "AWARD PERIOD" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

         (e) "BENEFICIARY" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

         (f)  "BOARD" shall mean the Board of Directors of the Corporation.

         (g) "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Common Stock at the time of the adoption of this Plan (or any affiliate, successor, heir, descendent or related party of or to any such person), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

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         (h)  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (i)  "COMMISSION" shall mean the Securities and Exchange Commission.

         (j) "COMMITTEE" shall mean the Corporate Compensation and Benefits Committee appointed by the Board and consisting of two or more Board members, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be a Disinterested Director.

         (k)  "COMMON STOCK" shall mean the Common Stock of the Corporation.

         (l)  "COMPANY" shall mean the Corporation and/or its Subsidiaries.

         (m) "CORPORATION" shall mean Dole Food Company, Inc., a Hawaii corporation, and its successors.

         (n) "DEFERRED STOCK ALTERNATIVE" means a deferred payment alternative payable in Common Stock or cash or other consideration, as determined by the Committee, based on the number of Stock Units credited to a Participant's Stock Unit Account.

         (o) "DISINTERESTED DIRECTOR" shall mean a member of the Board who is a Non-Employee Director as defined in Rule 16b-3 and an "outside director" as defined in regulations under Section 162(m) of the Code, as amended from time to time.

         (p) "ELIGIBLE EMPLOYEE" shall mean an officer or key employee of the Company.

         (q)  "EVENT" shall mean any of the following:

              (1) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

              (2) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation;

              (3) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

              (4)  A Change in Control.


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         (r)  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (s) "FAIR MARKET VALUE" shall mean the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; provided, however, that if the stock is not listed or admitted to trade on a national securities exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for Plan purposes.

         (t) "INCENTIVE STOCK OPTION" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

         (u) "NONQUALIFIED STOCK OPTION" shall mean an Option which is designated as a Nonqualified Stock Option.

         (v) "OPTION" shall mean an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

         (w) "PARTICIPANT" shall mean an Eligible Employee who has been granted an Award.

         (x) "PERFORMANCE SHARE AWARD" shall mean an award of shares of Common Stock, issuance of which is contingent upon attainment of performance objectives specified by the Committee, and the vesting of which may be subject to other restrictions, or an award of shares as a bonus for achievement of objectives or otherwise exceptional individual performance or business results.

         (y) "PERSONAL REPRESENTATIVE" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights and receive the benefits specified in this Plan.

         (z) "PLAN" shall mean the Dole Food Company, Inc. 1991 Stock Option and Award Plan, as from time to time amended.

         (aa) "QDRO" shall mean an order requiring the transfer of an Award or portion thereof pursuant to a state domestic relations law to the spouse, former spouse, child or other dependent of a Participant.

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         (bb) "RESTRICTED STOCK" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

         (cc) "RESTRICTED STOCK AWARD" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

         (dd) "RETIREMENT" shall mean retirement from active service as an employee or officer of the Company on or after obtaining age 55 with ten or more years of service or age 65.

         (ee) "RULE 16b-3" shall mean Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act effective November 1, 1996, or any successor provision, as amended from time to time.

         (ff) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

         (gg) "STOCK APPRECIATION RIGHT" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 4.3.

         (hh) "STOCK UNIT" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Company (subject to adjustment) solely for purposes of this Plan.

         (ii) "STOCK UNIT ACCOUNT" shall mean the bookkeeping account maintained by the Company on behalf of each Participant who is credited with Stock Units in accordance with Article VIII, which account may be payable in cash, stock and/or other consideration, as the Committee may determine.

         (jj) "SUBSIDIARY" shall mean any corporation or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Corporation.

         (kk) "TOTAL DISABILITY" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

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    II.  GENERAL AND ADMINISTRATIVE PROVISIONS.

         2.1  PURPOSE.

         The purpose of this Plan is to promote the success of the Company and the interest of its stockholders by providing a means to attract and retain key employees by providing them long-term incentives to improve the financial performance of the Company.

         2.2  ADMINISTRATION.

         (a) COMMITTEE. This Plan shall be administered by and Awards shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. If action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

         (b) PLAN AWARDS; INTERPRETATION; POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan; to further define the terms used in this Plan; to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan; to determine who is an Eligible Employee and the particular Eligible Employees who will receive Awards; to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded; to determine the other specific terms and conditions of such Awards, including performance criteria and goals, consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards; to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants); to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 8.7; to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 2.5; and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

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         (c)  BINDING DECISIONS.  Any action taken by, or inaction of, the
         Corporation, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters related to this Plan. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

         (d) CHANGES TO COMMITTEE. Subject to the requirements of Section 1.1(j), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

    2.3  PARTICIPATION.          Awards may be granted only to Eligible
         Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Members of the Board who are not officers or employees of the Company, and members of the Committee, shall not be eligible to receive Awards.

    2.4  STOCK SUBJECT TO THIS PLAN.

         (a) AVAILABLE SHARES. The stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under this Plan shall not exceed the sum of 5,000,000 shares, subject to adjustments (including the adjustments for the distribution of shares of Castle & Cooke, Inc. in December 1995) as set forth in Section 8.2. If any Option and any related Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award which does not vest or any Common Stock subject to a Performance Share Award which has not been issued or become issuable, the unpurchased or unvested shares subject thereto shall again be available for reissue for purposes of this Plan.

         (b) INDIVIDUAL MAXIMUM. The maximum number of shares subject to Options or Stock Appreciation Rights that during any calendar year are granted to any one person shall be limited to 500,000 and the maximum number of shares in the aggregate subject to all Awards that during any calendar year are granted to any

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    individual under this Plan shall be 750,000.  Tandem or alternative
    Awards shall be counted only once for these purposes, unless otherwise required by Section 162(m). Any Awards that are cancelled or repriced during the year shall be counted against this limit, to the extent required by Section 162(m).

         (c)  ADJUSTMENTS.  Each of the foregoing numerical limits in this
    Section 2.4 shall be subject to adjustments as contemplated by this Section
    2.4 and Section 8.2.

2.5  GRANT AND MAXIMUM TERM OF AWARDS.

         Subject to the express provisions of this Plan, the Committee has the authority to grant Awards. The grant of an Award is made on the Award Date. The maximum term of an Award is 10 years; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Committee pursuant to
    Article VII or otherwise, by resolution, written consent or other writing.

2.6  EXERCISE OF AWARDS.

         An Option or Stock Appreciation Right shall be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 3.2, except as may be necessary or advisable to be made following delivery of written notice of exercise in accordance with Section 3.2.


III.     OPTIONS.

    3.1  GRANTS.

         One or more Options may be granted to any Eligible Employee. Each Option so granted shall be designated in the applicable Award Agreement by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.

         3.2  OPTION PRICE.

         (a) MINIMUM PRICE. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash, by electronic funds transfer, or by certified or cashier's check payable to the order of the Corporation; (ii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with


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    the requirements of Section 8.5; or (iii) by delivery of shares of Common
    Stock of the Corporation already owned by the Participant; provided, however, the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering shares, and (without limiting the generality of the foregoing) any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

         (b) CASHLESS EXERCISE. In addition to the payment methods described in Section 3.2(a), the Option (or the Committee) may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise disallowed by the Committee, any applicable tax withholding under Section 8.6. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

    3.3  OPTION PERIOD.

         Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as provided in or pursuant to Section 8.2 or 8.3.

    3.4  EXERCISE OF OPTIONS.

         Except as otherwise provided in or pursuant to Sections 8.2, 8.3 and 8.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No shares issuable upon exercise of an Option shall be exercisable until at least six months after the Award Date. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares purchasable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares. Not less than 100 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

    3.5  LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS.

         (a) $100,000 LIMIT. To the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive

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    stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of stock subject to options shall be determined as of the date the options are awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Corporation may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option under this Plan.

         (b) OTHER TERMS. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

         (c) 10% OWNERS. No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns (or is deemed to own) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.


IV. STOCK APPRECIATION RIGHTS.

    4.1  GRANTS.

         In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options or thereafter with respect to an outstanding Option, on such terms as set forth by the Committee in the Award Agreement for such Option, including in circumstances involving a Change in Control or other Event or a termination of employment, or in anticipation thereof. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 4.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

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    4.2  EXERCISE OF STOCK APPRECIATION RIGHTS.

         (a) TIME/VALUE. A Stock Appreciation Right shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the Option price of the related Option.

         (b) SHARE ACCOUNTING. In the event that a Stock Appreciation Right is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

         (c) ADJUSTMENTS. If a Stock Appreciation Right extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

    4.3  PAYMENT.

         (a) AMOUNT. Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying:

              (i) the difference obtained by subtracting the Option price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

              (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

         (b) FORM. The Committee, in its sole discretion, may provide for payment upon exercise under Section 4.3(a) to be solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, or may leave the election to the Participant, subject to any applicable legal requirements. Absent a determination to the contrary by the Committee, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option.

         (c) VARIANCE. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the specific form of payment or may provide for a different specified amount of cash or stock or a combination thereof to be delivered upon exercise of a Stock Appreciation Right.


V.  RESTRICTED STOCK AWARDS.

    5.1  GRANTS.

         Subject to Section 2.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the Award Date.

    5.2  RESTRICTIONS.

         Unless the Committee otherwise expressly provides in the Award Agreement, during the restricted period Restricted Stock Awards shall be subject to the following restrictions:

         (a) the shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested;

         (b) the holder shall have voting rights but shall not be entitled to dividends in respect of the restricted shares until they have vested, at which time accrued and paid dividends on such shares shall also vest;

         (c) any cash paid by a holder to acquire restricted shares shall be returned to the holder, without interest, if the restricted shares do not vest; and

         (d) shares of Restricted Stock (and any related dividends) that are subject to restrictions at the time of termination of employment, or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement, shall not vest and shall be returned to the Corporation.


VI. PERFORMANCE SHARE AWARDS.

    6.1  GRANTS.

         The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon: the appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; the performance of the Company based on earnings or cash flow; or such other factors as the Committee shall determine. In making such determinations, the Committee shall consider (among other factors deemed relevant to the specific award type), the Eligible Employee's contributions to the Company, responsibilities and other compensation. A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the required amount of appreciation in the Fair Market Value, book value or other measure of value of Common Stock, the required amount of change in the performance of the company based on earnings or cash flow of the Company or specified Subsidiary or other factors and other conditions determined by the Committee upon which issuance to the Participant shall be based, which issuance shall not be less than six months after the Award Date. To the extent a Performance Share Award constitutes an equity security (as this phrase is defined in Rule 16a-1 under the Exchange Act) issued by the Corporation and is paid in shares of Common Stock or cash, the number of shares of Common Stock subject to such Performance Share Award shall be charged against the maximum amount of Common Stock that may be issued pursuant to Awards under this Plan.

    6.2  SECTION 162(m) PERFORMANCE-BASED SHARE AWARDS.

         Without limiting the generality of the foregoing, and in addition to awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) of the Code ("PERFORMANCE-BASED AWARDS"), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary or division basis with reference to net earnings (before or after tax), cash flow, return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof (the "performance criteria") relative to preestablished performance goals, may be granted under this Plan. The applicable business criteria and specific performance goal or goals ("targets") must be approved by the Committee in advance of any applicable deadline under the Code and while the performance relating to such targets remains substantially uncertain. The applicable performance measurement period may be not less than one nor more than ten years. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set.

         (a) ELIGIBLE CLASS. The eligible class of persons for Awards under this Section 6.2 shall be executive officers of the Company.

         (b) MAXIMUM AWARD. In no event shall grants made in any calendar year to any one person under this Section 6.2 relate to more than 500,000 shares or a cash amount of more than $10 million.

         (c) COMMITTEE CERTIFICATION. Before any Performance-Based Award under this Section 6.2 is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

         (d) TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 6.2, including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.


VII.  STOCK UNITS.

    7.1  GRANTS.

         Subject to such rules and procedures as the Committee may establish from time to time, the Committee may, in its discretion, authorize a Stock Unit Award or the crediting of Stock Units pursuant to the terms of this Plan and any applicable deferred compensation plan maintained by the Company, permit an Eligible Employee to irrevocably elect to defer or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Award under this Plan or any other stock option plan or deferred compensation plan of the Company. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the Participant's Alternative Exercise Agreement or other agreement and the relevant Company deferred compensation plan, in form substantially as approved by the Committee.

    7.2  OTHER PROVISIONS.

         The Committee shall determine, among other terms of a Stock Unit grant or Award, the form of payment of Stock Units, whether in cash, Stock, or other consideration (including any other Award) or any combination thereof, the valuation of the Stock Units or any non-cash payment for purposes of the Award, and the applicable vesting and payout provisions of the Stock Units. The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

VIII.    OTHER PROVISIONS.

         8.1  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES.

         (a) NO AWARD COMMITMENT. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

         (b) NO EMPLOYMENT COMMITMENT. Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

         (c)  NO TRANSFER OF AWARDS.

              (i) LIMIT ON EXERCISE. Except as provided herein and subject to Section 8.12, Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or for the account of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant. Subject to Sections 8.1(c)(ii), 8.5 and 8.12, the Committee may by express written authorization permit exercise by and payment to certain persons or entities related to the Participant who are permitted transferees of the Participant without consideration, or such other persons as the Committee deems appropriate, pursuant to such conditions and procedures as the Committee in writing may establish and set forth in or by amendment to an Award Agreement.

              (ii) LIMIT ON TRANSFER. No option, right or other Award granted under this Plan including, without limitation, any undistributed performance share or share of Restricted Stock that has not vested, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), except (i) by will or the laws of descent and distribution, or (ii) pursuant to any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto), and (iii) in the case of Awards comprising Incentive Stock Options, as permitted by the Code. Any attempted transfer in violation of these provisions shall be void and shall be disregarded.

         (c) DESIGNATION OF BENEFICIARY. The designation of a Beneficiary shall not constitute a transfer prohibited by the foregoing provisions.

         (d) PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires any rights in respect of an Award hereunder, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

    8.2  ADJUSTMENTS UPON A REORGANIZATION OR CHANGES IN CAPITALIZATION.

         (a) GENERAL. If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares, securities, or other property, or if additional shares or new or different securities or, other property are distributed with respect to the outstanding shares of the Common Stock, through a merger, combination, consolidation, or other reorganization or a recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of property to the stockholders of the Corporation which in the judgment of the Committee materially affects the value of the Common Stock, or if some other capital change or adjustment affecting the Common Stock shall be made, the Committee, shall in such manner and to such extent as it deems an appropriate, equitable, and proportionate, adjust the number and kind of securities, obligations or other consideration (including cash or other property) that are (is) subject to or may be delivered under this Plan and pursuant to outstanding Awards and in any applicable performance standards, and (if applicable) subsequent Awards, subject (i) in the case of a transaction that the Corporation does not survive as a legal entity to any required approval of the surviving or successor entity (or a parent or subsidiary thereof); (ii) in the case of a transaction to be accounted for as a pooling of interests, to any applicable limitations under generally accepted accounting principles; and (iii) to the provisions of Section 8.4 below. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, to be paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Corresponding adjustments shall be made with respect to Stock Appreciation Rights related to Options based upon the adjustments made to the Options to which they are related. Further, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, reorganization, merger, consolidation, combination, sale of assets, split up, exchange, or spin off, the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities, or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if it deems such action necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

         (b) SECTION 16 DEFERRAL. Adjustments to Awards granted to Participants may be suspended or deferred for so long as the Committee determines that such adjustments adversely affect the ability of persons subject to the reporting and liability provisions of Section 16 of the Exchange Act to avoid liability under Section 16 of the Exchange Act.

         (c) ASSUMPTION; SUBSTITUTION; OTHER SETTLEMENT ADJUSTMENTS. Whether or not an Award is vested at the time of an Event, the Committee, prior to the Event but subject to any applicable limitations (in the case of a transaction to be accounted for as a pooling of interests) under generally accepted accounting principles, may in its discretion further provide in respect of any or all outstanding Awards:

              (i) for the assumption of the outstanding Awards by a successor entity, or a parent or subsidiary thereof, with appropriate adjustments to the type of securities or property to be delivered, or

              (ii) for the substitution for the outstanding Awards of new Awards covering securities, obligations or consideration (including cash or other property), or any combination thereof, of or from the Corporation or a successor entity, or a parent or subsidiary thereof, in either case with appropriate, proportionate, equitable adjustments as to number and kind of securities, obligations and/or other consideration deliverable in respect of the vesting or on exercise of an Award and the applicable exercise or other prices and conditions in respect thereof; or

              (iii) for the payment of the fair value of the outstanding Awards in complete settlement of all rights of the Participant thereunder; and

              (iv) if such provision is made under this Section 8.2(c), the Committee as constituted prior to the Event also may terminate the original Award upon such assumption, substitution or payment.

         (d) OTHER BENEFITS. In addition, the Committee may grant such additional rights in the foregoing circumstances as the Committee deems to be in the best interest of the Participants and the Corporation in order to preserve for the Participants the benefits of their Awards.

         (e) RELIANCE. In adjusting Awards to reflect the changes described in this Section 8.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Committee shall be conclusive.

    8.3  EFFECT OF TERMINATION OF EMPLOYMENT.

         Unless the Committee otherwise expressly provides in or by amendment to the Award Agreement:

         (a) OPTIONS--RESIGNATION; DISMISSAL WITHOUT CAUSE. If the Participant's employment by the Company terminates for any reason other than Retirement, Total Disability or death, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, three months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option to the extent not exercisable on that date shall terminate.

         (b) OPTIONS--RETIREMENT, DISABILITY OR DEATH. If the Participant's employment by the Company terminates as a result of Retirement, Total Disability, or death, the Participant or Participant's Personal Representative or his or her Beneficiary, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, 12 months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable by the date of termination of employment, and any Option to the extent not exercisable on that date shall terminate.

         (c) SARS. Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 3.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

         (d) RESTRICTED AND PERFORMANCE SHARES. In the event of a termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

         (e) ADJUSTMENT. In the event or in anticipation of a termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion (subject to the provisions of Sections 2.5, 3.4, 5.1 and 6.1 and 8.5, 8.7 and 8.12) accelerate exercisability or vesting or extend the exercisability or vesting period of an Award, or
    make      other changes to or provide for alternative settlement of an
    Award.

         (f) CHANGE IN OWNERSHIP OF SUBSIDIARY. If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 8.3 to be a termination of employment of each employee of that entity who does not continue as an employee of another entity within the Company.

         (g) STOCK UNITS. Each Alternative Exercise Agreement or other Award Agreement in respect of Stock Units shall include the applicable benefit distribution and termination provisions for the grant or Award and shall specify the form of payment and may incorporate (to the extent applicable) terms of this Plan, another Award and/or any other deferred compensation plan under which it is governed.

    8.4  ACCELERATION OF AWARDS UPON AN EVENT; OTHER CHANGES IN AWARDS.

         Unless prior to an Event the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) the number of shares covered by each Performance Share Award and Stock Unit Account shall be issued to the Participant. Acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Rule 16b-3 and Section 422 of the Code.

    8.5  COMPLIANCE; GOVERNMENT REGULATIONS.

         This Plan, the granting and vesting of Awards under this Plan and the offer, issuance or delivery of shares of Common Stock (and/or the payment of money or other property or securities) pursuant to this Plan or Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental agency (including without limitation "no action" positions of the Commission) as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

    8.6  TAX WITHHOLDING.

         Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, or distribution from or in respect of a Stock Unit Account, the vesting of a Restricted Stock Award, or the payment of a Performance Share Award, the Company shall have the right to (i) require such Participant or such other person to pay by cash, or certified or cashier's check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transaction or
    (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance, transfer or vesting of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules and subject to such conditions as the Committee may establish (which conditions may require its specific approval, on a case-by-case basis), to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding. The Committee may impose conditions on the payment of any withholding obligation necessary in the case of persons subject to the reporting and liability provisions of Section 16 of the Exchange Act to enable them to avoid liability under Section 16 of the Exchange Act or to secure the benefits otherwise available under any applicable exemptive or other rule thereunder with respect to a "plan" or particular award or action related thereto. In any event, the Corporation shall not be obligated to issue or deliver shares and/or distribute cash to the Participant upon exercise or vesting of any Award, unless such withholding (or offset) as of or prior to the date of such issue or delivery is sufficient to cover all such sums due or which may be due with respect to such exercise or vesting.

    8.7  AMENDMENT, TERMINATION AND SUSPENSION.

         (a) PLAN CHANGES. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof), including without limitation, amendments or modifications as may be necessary to enable Participants to avoid liability under Section 16 of the Exchange Act or to secure the benefits otherwise available under any applicable exemptive or other rule thereunder with respect to a "plan" or particular award or action related thereto. In addition, the Committee may, from time to time, amend or modify any provision of this Plan, except
    Section 8.2 or 8.4. No Awards may be granted during any suspension of this Plan or after its termination, but the Committee shall retain jurisdiction hereunder in respect of Awards granted prior thereto and may consistent with the terms hereof modify such Awards (including provision for deferred payment of vested awards consistent with the other terms of this Plan), unless the Board otherwise provides.

         (b) CHANGES TO OUTSTANDING AWARDS. The Committee may, with the consent of the Participant as to any adverse change, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the purchase price under the Option of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by this Plan. Changes pursuant to Section 8.2 or 8.4 are not limited by or subject to this
    Section 8.7(b).

         (c) STOCKHOLDER APPROVAL. If an amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities which may be issued under this Plan, or (iii) materially modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board and, to the extent then required by Section 424 of the Code or as may be necessary or desirable to avoid liability under Section 16 of the Exchange Act or to secure the benefits otherwise available under any applicable exemptive or other rule thereunder with respect to a "plan" or particular award or action related thereto or required by any other applicable law, or any successor provision thereto, by the requisite number of stockholders.

         (d) EFFECT OF PLAN AMENDMENT ON OUTSTANDING AWARD. Any amendment, suspension or termination of this Plan shall not, without specific action of the Board or the Committee and the consent of the Participant as to any adverse change, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under this Plan.

    8.8  PRIVILEGES OF STOCK OWNERSHIP; NONDISTRIBUTIVE INTENT.

         A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him or her. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act and applicable state securities law relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof.

    8.9  EFFECTIVE DATE OF THIS PLAN.

         The effective date of this Plan was May 15, 1991. Material amendments to this Plan effective February 1, 1996, were approved by the stockholders of the Corporation at annual meeting on May 9, 1996. Amendments effective January 29, 1997 and July 31, 1997 were approved by the Board of Directors and did not require stockholder approval, nor did they adversely affect any Award holder's rights or benefits under this Plan.

    8.10 TERM OF THIS PLAN.

         Unless previously terminated by the Board, this Plan shall terminate at the close of business on May 14, 2001, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted or the authority of the Committee with respect to Awards then outstanding.

    8.11 GOVERNING LAW.

         This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

    8.12 LIMITATIONS AS TO EXECUTIVE OFFICERS.

         (a) RULE 16b-3; BIFURCATION. It is the intent of the Corporation that transactions or events in respect of Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability there-under. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of any Award Agreement (or this Plan) intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Section 16 Persons and to those Awards to Section 16 Persons intended to satisfy the requirements of Rule 16b-3.

         (b) SECTION 162(m). It is the further intent of the Corporation that Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and performance awards under Section 6.2 of this Plan that are granted to or held by a Section 16 Person shall (if so designated by the Committee) qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

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    8.13 CAPTIONS.

         Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

    8.14 NO FRACTIONAL INTEREST.

         No fractional shares of stock shall be issued under this Plan, but fractional interests may be accumulated or paid in cash.

    8.15 NON-EXCLUSIVITY OF PLAN.

         Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.


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